EXHIBIT 11

VEDDER PRICE                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601
                                      312-609-7500
                                      FACSIMILE: 312-609-5005

                                      OFFICES IN CHICAGO, NEW YORK CITY,
                                      AND ROSELAND, NEW JERSEY



                                      August 19, 2005



Asset Management Fund
230 West Monroe Street
Chicago, Illinois  60606

Ladies and Gentlemen:

         We have acted as counsel to Asset Management Fund, a Delaware statutory trust (the "Acquiring Trust"), in connection with the Acquiring Trust's filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form N-14 (File No. 333-126832) (the "Registration Statement"), registering an indefinite number of units of beneficial interest (the "Shares") in Short U.S. Government Fund and Money Market Fund (which units in Money Market Fund are designated as I Shares Class), each a separate series of the Acquiring Trust (the "Acquiring Funds"), pursuant to the proposed reorganization with Fund One and Liquidity Fund, respectively (the "Acquired Funds"), each a separate class of Co-operative Bank Investment Fund (d/b/a Bank Investment Fund), a corporation organized pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts Acts of 1984, Chapter 482, as amended) (the "Acquired Company"), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by and among the Acquiring Trust, on behalf of the Acquiring Funds, the Acquired Company, on behalf of the Acquired Funds, and Shay Assets Management, Inc. (for purposes of paragraph 9.1 of the Agreement and Plan of Reorganization only) included in the Registration Statement.

         You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. In connection with rendering that opinion, we have examined the Registration Statement, the Amended and Restated Declaration of Trust and the Certificate of Trust of the Acquiring Trust, the Acquiring Trust's Amended and Restated By-Laws, the actions of the Trustees of the Acquiring Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Acquiring Trust.

VEDDER PRICE

Asset Management Fund
August 19, 2004
Page 2


         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Acquiring Trust; and (b) when issued in return for the consideration specified in the Agreement and Plan of Reorganization set forth in the Registration Statement, subject to compliance with the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Registration Statement will be legally issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of the Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                Very truly yours,

                                /s/ Vedder, Price, Kaufman & Kammholz, P.C.

                                VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
MAM/RJM